Exhibit 99.1

Babcock & Wilcox Announces Fourth Quarter 2010 Results

  Earnings per share of $0.45 increased 165%
  Consolidated backlog of $5.2 billion increased 19.3% sequentially

CHARLOTTE, N.C.--(BUSINESS WIRE)--March 1, 2011--The Babcock & Wilcox Company (NYSE: BWC) (“B&W” or the “Company”) today reported earnings per share for the fourth quarter ended December 31, 2010 of $0.45, an increase of 164.7% from the fourth quarter of 2009. Revenues for the fourth quarter of 2010 were $705.2 million, an increase of $16.6 million or 2.4% from the fourth quarter of 2009, the first quarterly year-over-year increase since the fourth quarter of 2008.

Recent Highlights

  Awarded $2.0 billion naval nuclear reactor components contract
  Awarded $428 million Department of Energy contract for operation of depleted uranium hexafluoride conversion facilities
  Awarded $107 million boiler retrofit contract for major Canadian utility
  Awarded $79 million naval nuclear fuel contract
  Awarded $35 million waste-to-energy power generation contract in Finland
  Awarded commercial nuclear power station up-rate contract
  Named Larry L. Weyers, former Chairman and Chief Executive Officer of Integrys Energy Group, Inc., and Anne R. Pramaggiore, President and Chief Operating Officer of ComEd, to the board of directors

Government Operations Segment

Revenues of $298.1 million increased $44.3 million or 17.5% in the fourth quarter of 2010 compared to the fourth quarter of 2009. This increase is principally the result of an increase in activity for nuclear reactor components and nuclear fuel.

Operating income of $48.3 million increased $16.8 million or 53.4% in the fourth quarter of 2010 compared to the fourth quarter of 2009. This increase is principally related to productivity and project execution improvement on the production of nuclear reactor components, an increase in fees earned due to higher funding levels and productivity at the Company’s management and operations sites. In addition, year-over-year operating earnings improvement resulted from fourth quarter 2009 charges related to the temporary shut-down of NFS, which is now in full operation except for the commercial development line.

“During the fourth quarter, the National Nuclear Security Administration (NNSA) announced site scores for fiscal 2010. The results at our two largest management sites were outstanding. Pantex Plant nuclear weapons complex achieved the highest score in the NNSA complex in 2010 and the highest ever achieved at the site, and the Y-12 National Security Complex also achieved the highest score ever at that site. We are pleased to have performed exceptionally well. Delivering high value-added services to our government customer is important to continued success in this market. Additionally, we closed out the year with solid productivity on our key naval reactor manufacturing program and successfully negotiated a $2 billion contract for components for the Virginia-Class attack submarines and Ford-Class aircraft carrier, which resulted in the highest backlog in the history of the Government Operations segment at December 31, 2010,” said Brandon C. Bethards, President and Chief Executive Officer of B&W.

Power Generation Systems Segment

Revenues of $408.6 million for the fourth quarter of 2010 declined $26.7 million or 6.1% compared to the fourth quarter of 2009. This decrease was principally related to a decline in demand for new-build environmental systems, partially offset by increasing volumes in nuclear energy components, small aftermarket parts and renewable power generation systems. Backlog at December 31, 2010 in the Power Generation Systems segment increased $28.1 million, or 1.4% from the end of the third quarter to $2.05 billion. This is the second sequential quarterly increase in backlog for the Power Generation Systems segment.

Operating income was $31.2 million in the fourth quarter of 2010, an increase of $9.5 million, or 43.9% compared to $21.7 million in the fourth quarter of 2009. The increase in operating income is principally related to reductions in manageable expenses due to the Company’s continuous improvement initiatives and higher year-over-year equity income contributions, principally from our Chinese joint venture. These increases were partially offset by under-absorption of fixed manufacturing costs in a lower volume environment as well as an increase in research and development efforts.

“Leading indicators such as power consumption and an increase in demand for small aftermarket parts would suggest that the fossil power generation business may have reached bottom over the last few quarters. While the confluence of multiple EPA regulation has created challenges for the electric utilities, we continue to experience customer interest related to planning for environmental equipment purchases and installation services. Additionally, there is a meaningful pipeline of projects that we are tracking in the market,” Bethards said.

Research and Development

During the fourth quarter, the Company incurred approximately $18.5 million of research and development (R&D) costs. In addition to the ongoing investment in R&D at our state-of-the-art environmental and fossil power research facility, the Company has ongoing research programs for small modular nuclear reactor technology and environmental equipment technology. For the full year 2010, total internal R&D expenses were $69.2 million, an increase of $15.9 million over the full year 2009.

Liquidity

The Company’s cash and investments position, net of debt, was $472.9 million at the end of the fourth quarter of 2010, an increase of $216.8 million from the end of the third quarter of 2010. During the quarter, the Company generated approximately $230.9 million of cash flow from operating activities. In addition to net cash, the Company maintains a $700 million revolving credit agreement with approximately $463.8 million of availability as of the end of the fourth quarter. The Company continues to maintain adequate liquidity to fund operations, which could include increased working capital requirements, internal growth, and R&D programs, as well as additional product and geographic expansion opportunities.

Basis of Presentation

B&W operates in two business segments: Power Generation Systems and Government Operations, and was a wholly owned subsidiary of McDermott International, Inc., a Panamanian corporation (“MII”), until July 30, 2010 when MII distributed 100% of our outstanding common stock to the MII shareholders. On and prior to July 30, 2010, our financial position, operating results and cash flows consisted of The Babcock & Wilcox Operations of McDermott International, Inc., which represented a combined reporting entity comprised of the assets and liabilities in managing and operating the Power Generation Systems and Government Operations segments of MII in addition to two captive insurance companies, which have been combined and contributed to B&W in conjunction with the spin-off of B&W by MII. Further information with regard to the basis of presentation of the financial information included here can be found in the Form 10-K on file with the SEC.

Conference Call to Discuss Fourth Quarter 2010 Results

Date: Wednesday, March, 2, 2011, at 8:30 a.m. ET
Live Webcast: Investor Relations section of website at www.babcock.com

Forward-Looking Statements

B&W cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent backlog may be viewed as an indicator of future revenues, and the expected timing of final EPA regulations and rules. These forward-looking statements are based on current management expectations and involve a number of risks and uncertainties, including, among other things, adverse changes in the industries in which we operate and our ability to execute on contracts in backlog. If one or more of these or other risks materialize, actual results may vary materially from those expected. For a more complete discussion of these and other risk factors, please see B&W’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About B&W

The Babcock & Wilcox Company is a leader in clean energy technology and services, primarily for the nuclear, fossil and renewable power markets as well as a premier advanced technology and mission critical defense contractor. B&W has locations worldwide and employs approximately 12,000 people, in addition to approximately 10,000 joint venture employees. A company overview presentation, which will be presented at investor conferences and meetings throughout this quarter, is available on the Investor Relations section of our website. For additional information please visit our website at www.babcock.com.

TABLES TO FOLLOW

THE BABCOCK & WILCOX COMPANY CONSOLIDATED AND COMBINED BALANCE SHEETS

	December 31,
	2010	2009
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$391,142	$469,468
Restricted cash and cash equivalents	12,267	15,305
Investments	234	14
Accounts receivable – trade, net	289,374	319,861
Accounts receivable – other	64,231	39,289
Contracts in progress	225,448	245,998
Inventories	100,932	98,644
Deferred income taxes	90,620	96,680
Other current assets	34,868	21,456

Total Current Assets	1,209,116	1,306,715

Property, Plant and Equipment	968,712	945,298
Less accumulated depreciation	550,400	515,237

Net Property, Plant and Equipment	418,312	430,061

Investments	74,863	73,540

Goodwill	269,424	262,866

Deferred Income Taxes	236,504	270,002

Investments in Unconsolidated Affiliates	100,811	68,327

Note Receivable from Affiliate	-	42,573

Other Assets	191,480	149,775

TOTAL	$2,500,510	$2,603,859

THE BABCOCK & WILCOX COMPANY CONSOLIDATED AND COMBINED BALANCE SHEETS

	December 31,
	2010	2009
	(In thousands)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and current maturities of long-term debt	$4,790	$6,432
Accounts payable	185,240	178,350
Accounts payable to McDermott International, Inc.	-	112,053
Accrued employee benefits	235,856	198,195
Accrued liabilities – other	71,242	74,700
Advance billings on contracts	369,644	537,448
Accrued warranty expense	109,588	115,055
Income taxes payable	5,467	12,943

Total Current Liabilities	981,827	1,235,176

Long-Term Debt	855	4,222

Accumulated Postretirement Benefit Obligation	84,100	105,484

Environmental Liabilities	40,889	47,795

Pension Liability	579,000	699,117

Notes Payable to Affiliate	-	320,568

Other Liabilities	100,314	70,791

Commitments and Contingencies

Stockholders’ Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 116,963,664 and 0 shares at December 31, 2010 and December 31, 2009, respectively	1,170	-
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; 0 shares issued	-	-
Capital in excess of par value	1,067,414	-
Retained earnings	96,671	-
Treasury stock at cost, 101,649 and 0 shares at December 31, 2010 and December 31, 2009, respectively	(2,397)	-
Accumulated other comprehensive loss	(449,999)	-
Stockholders’ Equity – The Babcock & Wilcox Company	712,859	-
Noncontrolling interest	666	-
Total Stockholders’ Equity	713,525	-

Total Parent Equity	-	120,706

TOTAL	$2,500,510	$2,603,859

THE BABCOCK & WILCOX COMPANY
CONSOLIDATED AND COMBINED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	12/31/10	12/31/09	12/31/10	12/31/09

Revenues	$705,162	$688,513	$2,688,811	$2,854,632
Costs and Expenses:
Cost of operations	543,955	557,171	2,093,201	2,235,377
(Gains) Losses on Asset Disposals and Impairments - net	(50)	606	38	1,226
Selling, general and administrative expenses	112,405	114,115	405,682	403,559

Total Cost and Expenses	656,310	671,892	2,498,921	2,640,162

Equity in income of investees	25,642	20,950	74,082	55,094

Operating Income	74,494	37,571	263,972	269,564
Other Income (Expense):
Interest income	295	565	1,187	3,439
Interest expense	(1,610)	(6,732)	(12,939)	(24,590)
Other-net	(2,914)	(3,401)	(16,400)	(16,112)

Total Other Income (Expense)	(4,229)	(9,568)	(28,152)	(37,263)

Income from Continuing Operations before Provision for Income Taxes	70,265	28,003	235,820	232,301

Provision for Income Taxes	17,231	8,400	82,294	84,381

Net Income	53,034	19,603	153,526	147,920

Less: Noncontrolling Interests	(142)	(25)	(264)	(156)

Net Income Attributable to B&W	$52,892	$19,578	$153,262	$147,764

Earnings Per Share:
Basic
Net Income Attributable to B&W	$0.45	$0.17	$1.32	$1.27
Diluted:
Net Income Attributable to B&W	$0.45	$0.17	$1.30	$1.26

Weighted Average Shares
Basic	116,615,156	116,067,535	116,260,425	116,067,535
Diluted	118,008,894	117,423,807	117,626,065	117,423,807

THE BABCOCK & WILCOX COMPANY CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2010	2009	2008
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$153,526	$147,920	$323,854
Non-cash items included in net income:
Depreciation and amortization	71,633	72,712	45,985
Income of investees, net of dividends	(20,449)	(4,450)	(2,117)
(Gains) losses on asset disposals and impairments – net	38	1,226	(9,603)
Provision for deferred taxes	33,457	29,535	23,730
Amortization of pension and postretirement costs	79,935	86,637	33,735
Excess tax benefits from stock-based compensation	(5,276)	1,813	(13,381)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	101,260	71,316	(12,901)
Income taxes receivable	(18,738)	11,619	43,024
Accounts payable	19,882	(40,555)	(4,076)
Net contracts in progress and advance billings	(153,933)	(63,879)	(234,648)
Income taxes	9,239	10,740	25,808
Accrued and other current liabilities	(9,761)	(52,556)	22,503
Pension liability and accrued postretirement and employee benefits	(85,371)	(378)	(154,743)
Other	16,964	(18,877)	(27,082)
NET CASH PROVIDED BY OPERATING ACTIVITIES	192,406	252,823	60,088
CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) decrease in restricted cash and cash equivalents	3,038	(8,189)	(2,000)
Purchases of property, plant and equipment	(63,649)	(93,725)	(63,014)
Acquisition of businesses, net of cash acquired	(29,962)	(8,497)	(190,878)
Net (increase) decrease in available-for-sale securities	-	45,230	(59,200)
Purchases of available-for-sale securities	(135,135)	-	-
Sales and maturities of available-for-sale securities	134,276	-	-
Proceeds from asset disposals	753	245	9,978
Investments in unconsolidated affiliates	(42,912)	(2,700)	-
Decrease in note receivable from affiliate	43,277	-	-
Other	-	1	551
NET CASH USED IN INVESTING ACTIVITIES	(90,314)	(67,635)	(304,563)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of short-term borrowings and long-term debt	(29,914)	(6,155)	(4,768)
Payment of debt issuance costs	(9,994)	-	-
Increase in short-term borrowing	25,000	-	1,460
Dividend paid to McDermott International, Inc.	(100,000)	-	-
Capital contribution from McDermott International, Inc.	12,501	-	-
Distribution to McDermott International, Inc.	(43,334)	-	-
(Decrease) Increase in notes payable to affiliates	(43,386)	2,368	49,950
Excess tax benefits from stock-based compensation	5,276	(1,813)	13,381
Other	118	-	(1)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(183,733)	(5,600)	60,022
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	3,315	10,234	(9,867)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(78,326)	189,822	(194,320)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	469,468	279,646	473,966
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$391,142	$469,468	$279,646

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest (net of amount capitalized)	$3,746	$24,728	$27,520
Income taxes (net of refunds)	$27,227	$(29,663)	$12,256

The Babcock & Wilcox Company
Business Segment Information
For the Periods Ended December 31, 2010 and 2009
(In thousands of U.S. dollars)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
REVENUES:	12/31/10	12/31/09	12/31/10	12/31/09

Power Generation Systems	$408,557	$435,238	$1,609,684	$1,824,450
Government Operations	298,089	253,769	1,083,605	1,032,023
Adjustments and Eliminations	(1,484)	(494)	(4,478)	(1,841)

TOTAL	$705,162	$688,513	$2,688,811	$2,854,632

SEGMENT INCOME:

Power Generation Systems	$31,193	$21,670	$100,719	$157,869
Government Operations	48,340	31,519	182,914	154,542
	79,533	53,189	283,633	312,411
Corporate	(5,039)	(15,618)	(19,661)	(42,847)
OPERATING INCOME	$74,494	$37,571	$263,972	$269,564

EQUITY IN INCOME (LOSS) OF INVESTEES:

Power Generation Systems	$11,665	$6,334	$30,788	$14,043
Government Operations	13,977	14,616	43,294	41,051

TOTAL	$25,642	$20,950	$74,082	$55,094

PENSION EXPENSE:

Power Generation Systems	$16,442	$16,179	$65,595	$63,597
Government Operations	12,175	12,553	49,685	50,217
Corporate	25	4,871	8,940	19,053

TOTAL	$28,642	$33,603	$124,220	$132,867

DEPRECIATION AND AMORTIZATION:

Power Generation Systems	$6,825	$4,461	$23,552	$17,859
Government Operations	8,553	13,171	40,912	51,588
Corporate	3,255	890	7,169	3,265

TOTAL	$18,633	$18,522	$71,633	$72,712

RESEARCH AND DEVELOPMENT, NET	$18,458	$20,126	$69,167	$53,246

CAPITAL EXPENDITURES:

Power Generation Systems	$6,621	$6,947	$18,107	$32,148
Government Operations	1,184	19,355	26,622	45,062
Corporate	7,061	768	18,920	16,515

TOTAL	$14,866	$27,070	$63,649	$93,725

BACKLOG:

Power Generation Systems	$2,049,357	$1,973,615	$2,049,357	$1,973,615
Government Operations	3,152,535	2,766,445	3,152,535	2,766,445

TOTAL	$5,201,892	$4,740,060	$5,201,892	$4,740,060

CONTACT:
The Babcock & Wilcox Company
Investor Contact:
Michael P. Dickerson, 704-625-4944
Vice President and Investor Relations Officer
investors@babcock.com
or
Media Contact:
Jud Simmons, 434-522-6462
Public Relations Manager
hjsimmons@babcock.com